Exhibit 10.16
Restricted Stock Unit Award

CONCENTRIX CORPORATION

2020 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You have been granted Restricted Stock Units (“RSUs”) representing Common Stock of Concentrix Corporation (the “Company”) under the Company’s 2020 Stock Incentive Plan (the “Plan”) on the following terms:

Date of Grant:        [Date of Grant]

Name of Recipient:     [Name of Recipient]

Total Number of RSUs:     [Total Number of RSUs]
Fair Market Value per RSU:     $[Value per RSU]

Total Fair Market Value Of Award:     $[Total Value]

Vesting Commencement Date:     [Date vesting begins]

Vesting Schedule:     100% of the shares subject to this Award vest on the earlier of (x) the one-year anniversary of the Date of Grant and (y) the date of the Company’s Annual Meeting of Stockholders in the year following the Date of Grant.

By signing this document, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Plan and the Restricted Stock Unit Agreement (the “Agreement”), both of which are attached to and made a part of this document.

By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

CONCENTRIX CORPORATION

____________________________ By:__________________________________

Title:_________________________________
CONCENTRIX CORPORATION
NOTICE OF RESTRICTED STOCK UNIT AWARD

CONCENTRIX CORPORATION

2020 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

SECTION 1. PAYMENT FOR SHARES.

No cash payment is required for the RSUs that you are receiving. You are receiving the RSUs as consideration for Services rendered by you.

SECTION 2. GOVERNING PLAN.

The RSUs that you are receiving are granted pursuant and subject in all respects to the applicable provisions of the Concentrix Corporation 2020 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference. Terms not otherwise defined in this Agreement have meanings ascribed to them in the Plan.

SECTION 3. VESTING.

The RSUs that you are receiving will vest as shown in the Notice of Restricted Stock Unit Award.

No additional RSUs vest after your Service as an Outside Director has terminated for any reason.

SECTION 4. NATURE OF RSUS.

Your RSUs are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue shares of common stock of the Company (“Shares”) on a future date. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company.

Your RSUs carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.

You may not sell, transfer, assign, pledge or otherwise dispose of any RSUs. For instance, you may not use your RSUs as security for a loan. If you attempt to do any of these things, your RSUs will immediately become invalid.

SECTION 5. DIVIDEND EQUIVALENTS.

Notwithstanding Section 4 hereof and unless otherwise determined by the Committee, the RSUs include a right to dividend equivalents equal to the value of any dividends paid on the Shares for which the dividend record date occurs between the Date of Grant and the date the
CONCENTRIX CORPORATION
NOTICE OF RESTRICTED STOCK UNIT AWARD

RSUs are settled or forfeited. Each dividend equivalent entitles you to receive the equivalent cash value of any such dividends paid on the number of Shares underlying the RSUs that are outstanding on the dividend record date. Dividend equivalents will be paid promptly following the dividend payment date.

SECTION 6. FORFEITURE.

If your Service terminates for any reason, then your Award expires immediately as to the number of RSUs that have not vested before the termination date and do not vest as a result of termination. This means that the unvested RSUs will immediately be cancelled. You receive no payment for RSUs that are forfeited. The Company determines when your Service terminates for this purpose and all purposes under the Plan, and its determinations are conclusive and binding on all persons.

SECTION 7. SETTLEMENT OF RSUS.

Each of your vested RSUs will be settled when it vests. At the time of settlement, you will receive one Share for each vested RSU; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation.

SECTION 8. WITHHOLDING TAXES.

Regardless of any action taken by the Company with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or dividend equivalents; and (2) do not commit to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items.

Prior to the settlement of your RSUs, you shall pay or make arrangements acceptable to the Company to satisfy all withholding and payment on account obligations of the Company. In this regard, you authorize the Company to withhold all applicable Tax-Related Items legally payable by you from your cash compensation paid to you by the Company. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the maximum legally required withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, or (c) any other arrangement approved by the Company. The fair market value of the Shares you surrender, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. Finally, you will pay to the Company any amount of Tax-Related Items that the Company may be required to
CONCENTRIX CORPORATION
NOTICE OF RESTRICTED STOCK UNIT AWARD

withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares shall be forfeited if you do not comply with such obligations on or before December 31 of the calendar year in which the applicable vesting date for the RSUs occurs.

SECTION 9. RESTRICTIONS ON RESALE.

You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

SECTION 10. NO RETENTION RIGHTS.

Neither your Award nor this Agreement gives you the right to continue to serve as an Outside Director or otherwise be employed or retained by the Company or a subsidiary of the Company in any capacity.

SECTION 11. ADJUSTMENTS.

The number of RSUs covered by this Award shall be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan.

SECTION 12. NOTICE.

Any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon the earliest of personal delivery, receipt or the third (3rd) full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.
SECTION 13. APPLICABLE LAW AND CHOICE OF VENUE.

This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted only in the courts of Alameda County, California or the federal courts of the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

CONCENTRIX CORPORATION
NOTICE OF RESTRICTED STOCK UNIT AWARD

SECTION 14. THE PLAN AND OTHER AGREEMENTS.

The text of the Plan is incorporated in this Agreement by reference. All capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under this Agreement, this Agreement may be amended only by another written agreement signed by you and the Company.

SECTION 15. SUCCESSORS AND ASSIGNS.

Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

SECTION 16. MISCELLANEOUS.

You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.
You consent to the collection, use and transfer of personal data as described in this subsection. You understand and acknowledge that the Company holds certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, nationality, any Shares or directorships held in the Company and details of all awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this subsection by contacting the Legal Department of the Company in writing.

You agree that you have read and understood the Terms and Conditions provided to you in English. You consent to receiving the Terms and Conditions and any communication regarding the Plan in English. You may obtain a copy of these documents in French upon request. Sur demande, vous pouvez obtenir une copie de ces documents en français.

CONCENTRIX CORPORATION
NOTICE OF RESTRICTED STOCK UNIT AWARD

SECTION 17. SECTION 409A OF THE CODE.

To the extent this Agreement is subject to, and not exempt from, Section 409A of the Code, this Agreement is intended to comply with Section 409A of the Code, and its provisions shall be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.
CONCENTRIX CORPORATION
NOTICE OF RESTRICTED STOCK UNIT AWARD